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                                [KTI LETTERHEAD]

7000 BOULEVARD EAST
GUTTENBERG, NJ 07093
TEL. (201) 854-7777
FAX (201) 854-1771


NEWS RELEASE

FOR IMMEDIATE RELEASE

                  KTI ANNOUNCES COOPERATIVE VENTURE TO DEVELOP
               FORD HEIGHTS RECYCLING AND TIRE-RELATED BUSINESSES


         GUTTENBERG, N.J. (DEC. 31, 1998) KTI, Inc. (NASDAQ: KTIE) and Oakhurst Company, Inc., (OTC Bulletin Board: OAKC) today announced the formation of a cooperative venture to develop tire processing and recycling businesses.

         As part of the transaction, KTI acquired, in a private placement, 1,730,000 shares in Oakhurst (representing a 35% stake) at a cost of $865,000, and has also entered into a secured loan agreement to lend Oakhurst up to $17 million. The funds will be invested in Oakhurst's wholly-owned subsidiary, Oakhurst Technology, Inc. ("OTI"), which has been designated by KTI to develop both the environmental facility in Fords Heights, IL, and other tire-recycling and related businesses.

         In addition, a subsidiary of KTI has agreed to license to OTI a proprietary cryogenic crumb rubber technology for use in other projects in the United States. The agreement provides for the purchase of crumb rubber systems by OTI from the subsidiary, together with a royalty agreement between them relating to tires processed by such equipment. Another KTI subsidiary will be the operating manager of New Heights, and will also operate any related facilities to be acquired by OTI in the future. Oakhurst has agreed to appoint three KTI nominees to its Board, and two KTI nominees to the Board of OTI.

         In return for its investment in upgrading and retrofitting the Ford Heights operation, OTI will acquire a 50% equity interest in the entity that owns the facility, New Heights Recovery and Power, LLC ("New Heights"). OTI expects that over time, subject to the receipt of the necessary permits, New Heights will be developed as an environmental campus for the processing and recycling of paper and other non-hazardous wastes in addition to the manufacture of crumb rubber. New Heights may employ up to 350 people from the Ford Heights community.

         Commenting on the transaction, KTI President, Martin Sergi said, "The venture with Oakhurst provides both companies with strategic benefits. In addition to the equity investment in Oakhurst, the arrangement provides KTI with royalty income, management fees, profits on the


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sale of crumb rubber equipment and interest income. Oakhurst's management team will bring invaluable experience to the development of OTI's business, involving acquisitions and restructurings in the tire-recycling business and the emerging crumb rubber industry, while KTI's management expertise will help ensure superior operating results of the acquired businesses".

         Oakhurst, a holding company, owns two businesses which are distributors in the automotive aftermarket.

         KTI is an integrated solid waste management operating 51 facilities in 21 states and Canada in four operating divisions, Waste to Energy, Finished Products, Commercial Recycling and Residential Recycling.

         For further information, contact Marty Sergi of KTI at (201) 854-7777 or Frank N. Hawkins, Jr./Julie Marshall at Hawk Associates, Inc. (305) 852-2383. Copies of KTI press releases, SEC filings, current price quotes, stock charts, analysts' comments and other valuable information for investors may be found on the website http://www.hawkassociates.com.


This release contains various forward looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the company's expectations or beliefs concerning future events of the company's financial performance. These forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Results actually achieved may differ materially from expected results included in these statements.